Exhibit 10.3
LEASE AMENDMENT NO. 4

THIS LEASE AMENDMENT NO. 4 (this "Amendment") is made this 11 day of June 2013 ("Execution Date"), by and between Raleigh Portfolio JH-SBP, LLC (formerly known as Raleigh Portfolio JH, LLC) ("Landlord") and LipoScience, Inc, a Delaware corporation (formerly known as LipoMed, Inc.) ("Tenant").
WHEREAS, Parker-Raleigh Development XXX, LLC ("PRD") and Tenant entered into a written agreement of Lease executed October 4, 2001, amended by Lease Amendment No. 1 executed March 5, 2002, Lease Amendment No. 2 executed August 28, 2002 and Lease Amendment No. 3 executed November 29, 2011 (collectively the "Lease") whereby PRD leases to Tenant approximately 82,785 square feet of space located at 2500 Sumner Boulevard (consisting of "Building 307" (39,820 square feet), "Building 308" (33,220 square feet) and a 9,745 square foot connector between Building 307 and Building 308 ("Connector") (collectively the "Premises"); and,
WHEREAS, subsequent to Lease execution, PRD transferred all of its rights, title and interest in the Lease and the Premises to Landlord; and
WHEREAS, the Lease Term expires for the Premises on September 30, 2022 ("Expiration Date"); and,
WHEREAS, the parties desire to further amend and modify the Lease as hereinafter set forth.
NOW, THEREFORE, by mutual agreement of the parties and in consideration of the mutual promises and obligations hereinafter set forth, the Lease and all related documents are hereby amended and modified as follows:
1. The foregoing recitals are true and correct and are incorporated herein by reference.
2. Pursuant to Section 17 of Lease Amendment No. 3, Tenant has satisfied the requirement to reduce its Security Deposit to $500,000 in cash. Notwithstanding the foregoing, Landlord has agreed to accept Tenant's request that the cash Security Deposit be replaced with a Letter of Credit provided it meets the following criteria:
During the remainder of the Lease Term, Tenant will provide to Landlord, a clean, unconditional, irrevocable, payable-at-sight letter of credit, which shall conform, in all material respects to the form attached to the Lease in the stated principal amount of $500,000.00, drawn on a bank chartered in North Carolina and approved by Landlord ("LOC").

The LOC shall name Landlord as its beneficiary and shall remain outstanding until 30 days after the expiration of the Lease Term, including all extensions and renewals. The Letter of Credit must require the bank to provide 60-days advance written notice to Landlord in the event of a pending cancellation or for non-renewal of the Letter of Credit. The Letter of Credit must also allow Landlord to transfer its beneficiary rights in Landlord's sole discretion. If there shall be a monetary event of default under the Lease, in addition to the remedies set forth in Section 11.2 of the Lease, Landlord shall have the right immediately, without further notice, to draw on the LOC in whole or in part at Landlord's sole discretion to reimburse Landlord for the default and all related costs. Notwithstanding the forgoing, Landlord shall provide Tenant the right to cure said monetary default provided such default is cured within seven business days. Tenant must provide to Landlord a replacement letter of credit in the same amount and with the same terms, and pay to Landlord a nonrefundable fee of $2,500.00 to reimburse Landlord for its costs associated with drawing upon the LOC.

4. Miscellaneous
a. The signatory of Tenant represents to Landlord that he or she is duly authorized to execute and deliver this Amendment on behalf of Tenant.
b. The Lease, this Amendment, and the attached exhibits, if any, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representation or agreements.
c. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.
d. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.
e. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.
f. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease unless otherwise defined herein or the context otherwise requires.
Except as herein above provided, all other terms and conditions of the Lease shall remain unchanged and in full force and effect, and are hereby ratified and confirmed by the parties hereto.
IN WITNESS WHEREOF, the parties hereto have hereunto executed this Amendment in triplicate causing their respective seals to be affixed hereto the day and year first above written.

LANDLORD:		TENANT:

Raleigh Portfolio JH-SBP, LLC,		LipoScience, Inc.,
Acting through its authorized agent,		a Delaware corporation
BPG Management Company - NC, LLC

By:	/s/ Nancy C. O'Larnic (SEAL)	By:	/s/ Lucy G. Martindale (SEAL)
	Vice President	Title:	Chief Financial Officer
		Name:	Lucy G. Martindale
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